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                                  EXHIBIT 1.1




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                                                            $96,900,000
                              THE MONEY STORE INC.

          The Money Store SBA Loan-Backed Adjustable Rate Certificates,
                                  Series 1999-1

                             UNDERWRITING AGREEMENT




                                                                  March 26, 1999

First Union Capital Markets Corp.
as Representative of the
  Underwriters named herein
One First Union Center
301 S. College Street, DC-8
Charlotte, NC 28288-0600


Ladies and Gentlemen:

         The Money Store Inc., a New Jersey corporation (the "Company"), The Money Store Investment Corporation, a New Jersey corporation, and The Money Store of New York, Inc., a New York corporation ("TMSIC" and "MSNY", respectively, each a "Seller" and together the "Sellers"), hereby confirm their agreement with First Union Capital Markets Corp. (the "Representative") on behalf of the Underwriters listed on Exhibit B hereto (the "Underwriters"), with respect to the delivery by the Sellers, of certificates entitled "The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1, Class A (the "Class A Certificates") and Class M (the "Class M Certificates," and together with the Class A Certificates, the "Offered Certificates"). The Offered Certificates, along with the related Class B Certificates (the "Class B Certificates" and, together with the Offered Certificates, the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of February 28, 1999 (the "Pooling and Servicing Agreement"), among the Company, TMSIC, as servicer (in such capacity, the "Servicer"), MSNY and HSBC Bank USA f/k/a Marine Midland Bank (the "Trustee"). The initial aggregate principal amount of the Class A Certificates shall be approximately $94,012,000 the initial aggregate principal amount of the Class M Certificates shall be approximately $2,888,000 and the initial aggregate principal amount of the Class B Certificate shall be approximately $4,189,247. The Certificates represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") created by the Sellers which consists primarily of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in a pool of loans (the "SBA Loans") made pursuant to
Section 7(a) of the Small Business Act, as amended, which are partially guaranteed by the U.S. Small Business Administration (the "SBA").

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         As to any SBA Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at the per annum rate in effect from time to time (less certain fees) is referred to herein as the "Guaranteed Interest." The "Unguaranteed Interest" will equal as to any SBA Loan, all payments and other recoveries on such SBA Loan not constituting the Guaranteed Interest therein. The interest accruing on the guaranteed portion of the principal balance of each SBA Loan in excess of the sum of the interest payable to the related holder of the Guaranteed Interest net of certain fees is hereinafter referred to as the "Excess Spread."

         Prior to the delivery of the Offered Certificates by the Sellers, and the public offering thereof by the Underwriters, the Sellers and the Representative, as representative of the Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement shall be between the Sellers and the Representative, as representative of the Underwriters, and shall specify such applicable information as is indicated in, and be in substantially the form of, Exhibit A hereto. The offering of the Offered Certificates will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Sellers, the Servicer, the Trustee and the SBA will enter into a Multi-Party Agreement, dated February 28, 1999 (the "Multi-Party Agreement"), which will set forth the relationship of the parties with respect to the SBA Loans and the proceeds thereof and the consent of the SBA to the transactions contemplated by the Pooling and Servicing Agreement.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

         The Sellers understand that the Underwriters propose to make a public offering of the Offered Certificates as soon as the Underwriters deem advisable after the Pricing Agreement has been executed and delivered.

         Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
SELLERS.

         (a) The Company and the Sellers represent and warrant to each of the Underwriters as of the date hereof and, if the Pricing Agreement is executed on a date other than the date hereof, as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

             (i) The Sellers have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-60771) including a prospectus, and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), and such registration statement, as amended, has become effective. Such registration statement, as amended, and the prospectus relating to the sale of the Certificates


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    constituting a part thereof as from time to time amended or supplemented
    (including any prospectus supplement (the "Prospectus Supplement") filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and any information incorporated therein by reference) are respectively referred to herein as the "Registration Statement" and the "Prospectus." The conditions of Rule 415 under the 1933 Act have been satisfied with respect to the Company and the Registration Statement.

             (ii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Representative, as representative of the Underwriters, by the Company for use in connection with the offering of the Offered Certificates which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus; and provided further, that neither the Company nor the Sellers make any representations or warranties as to any information in any Computational Materials (as defined below) provided by any Underwriter to the Company pursuant to Section 10. The conditions to the use by the Company of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

             (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Sellers and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which would have a material adverse effect on the ability of any Seller to perform its obligations under the Basic Documents (as defined below) to which it is a party and (B) there have been no transactions entered into by the Sellers or any of their subsidiaries, other than those in the ordinary course of business, which would have a material adverse effect on the ability of any Seller to perform its obligations under this Agreement, the Pricing Agreement, the Pooling and Servicing Agreement and, in the case of TMSIC and MSNY, the Multi-Party Agreement (this Agreement, the Pricing Agreement, the Pooling


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    and Servicing Agreement, and the Multi-Party Agreement being herein referred to, collectively, as the "Basic Documents").

             (iv) Each of the Sellers has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Basic Documents to which it is a party; and each of the Sellers is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on, (A) the Seller's ability to perform its obligations under the Basic Documents to which it is a party, or (B) the business, properties, financial position, operations or results of operations of the Seller.

             (v) Any person who signed this Agreement on behalf of any Seller, was, as of the time of such signing and delivery, and is now duly elected or appointed, qualified and acting, and the Agreement, as so executed, is duly and validly authorized, executed, and constitutes the valid, legal and binding agreement of the Company and each Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

             (vi) Each Basic Document has been duly and validly authorized by each Seller that is a party thereto and, when executed and delivered by each Seller and duly and validly authorized, executed and delivered by the other parties thereto, will constitute, the valid and binding agreement of each such Seller, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law; and such Basic Documents conform in all material respects to the statements relating thereto contained in the Prospectus.

             (vii) The Certificates have been duly and validly authorized by the Servicer and, when executed and delivered by the Servicer and authenticated by the Trustee as specified in the Pooling and Servicing Agreement, the Offered Certificates have been delivered to the Underwriters pursuant to this Agreement, the Certificates will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement; and the Offered Certificates conform in all material respects to all statements relating thereto contained in the Prospectus.

             (viii) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions herein contemplated or in any other Basic Document, nor the execution and delivery by each Seller of the Basic Documents to which


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    it is a party, nor the fulfillment of the terms of the Certificates or each such Basic Document will result in the breach of any term or provision of the charter or By-Laws of any Seller, and no Seller is in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (A) any material obligation, agreement, covenant or condition contained in any material contract, indenture, loan agreement, note, lease or other material instrument to which such Seller is a party or by which it may be bound, or to which any of the property or assets of such Seller is subject, or (B) any law, decree, order, rule or regulation applicable to such Seller or the SBA Loans of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over such Seller or their properties or the SBA Loans, the default in or the breach or violation of which would have a material adverse effect on such Seller or the ability of such Seller to perform its obligations under the Basic Documents to which it is a party; and neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms of the Certificates or the Basic Documents will result in such a breach, violation or default which would have such a material adverse effect.

             (ix) Except as described in the Prospectus, there is no action, suit or proceeding against or investigation of any Seller, now pending, or, to the knowledge of any Seller, threatened against any Seller, before any court, governmental agency or body (A) which is required to be disclosed in the Prospectus (other than as disclosed therein) or (B) (1) asserting the invalidity of any Basic Document or the Certificates, (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Basic Documents, (3) which would materially and adversely affect the performance by any Seller of its obligations under the Basic Documents to which it is a party, or the validity or enforceability of any Basic Document or the Certificates or
    (4) seeking to adversely affect the federal income tax attributes of the Certificates described in the Prospectus; all pending legal or governmental proceedings to which any Seller is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to such Seller's ability to perform its obligations under the Basic Documents to which it is a party.

             (x) Each Seller possesses such licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or governmental bodies necessary to conduct the businesses now conducted by it (except where the failure to possess any such license, certificate, authority or permit would not materially and adversely affect the holders of the Offered Certificates) and no Seller has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of such Seller to perform its obligations under the Basic Documents.

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              (xi) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the issuance or sale of the Offered Certificates hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

             (xii) At the time of execution and delivery of the Pooling and Servicing Agreement by the Company, the Sellers and the Trustee, the Trustee will have acquired good title on behalf of the Trust Fund to the Unguaranteed Interests, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and, upon delivery to the Underwriters of the Offered Certificates, the Underwriters will have good and marketable title to the Offered Certificates free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (xiii) The transfer of the Unguaranteed Interests to the Trust Fund at Closing Time will be treated by the Sellers for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

             (xiv) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of the Basic Documents and the Certificates which have become due or will become due on or prior to Closing Time shall have been paid at or prior to Closing Time.

             (xv) The Trust Fund is not required to be registered as an "investment company" under the Investment Company Act of 1940 (the "1940 Act").

         (b) Any certificate signed by any officer of either Seller and delivered to the Representative, as representative of the Underwriters, or counsel for the Underwriters shall be deemed a representation and warranty by such Seller as to the matters covered thereby.

         Section 2. DELIVERY TO THE UNDERWRITERS; CLOSING.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Sellers agree to sell to the Underwriters, and each Underwriter, severally and not jointly, agrees to purchase from the Sellers, the aggregate principal amount of each Class of Offered Certificates set forth below its name on Exhibit B hereto at the price set forth in the Pricing Agreement. In the event that the initial remittance rates and prices for each Class of Offered Certificates have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed upon by the Representative, as representative of the Underwriters, and the Sellers.

         (b) Delivery of the Offered Certificates shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, or at such other place as shall be agreed upon by the Representative, as representative of the Underwriters, and the

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Sellers, at 11:00 A.M., New York City time, on March 31, 1999, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, as representative of the Underwriters, and the Sellers (such time and date of payment and delivery being herein called "Closing Time").

         (c) The Offered Certificates will initially be represented as follows:

             (i) The Class A Certificates will initially be represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC").

             (ii) The Class M Certificates will initially be represented by one or more certificates registered in the name of Cede & Co., the nominee of DTC.

         For purposes of this Agreement, all Offered Certificates initially represented by one or more certificates registered in the name of Cede & Co., the nominee of DTC, shall be referred to herein, collectively, as the "DTC Certificates."

         The interests of beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Certificates will be available in exchange for DTC Certificates only under the limited circumstances specified in the Pooling and Servicing Agreement. The DTC Certificates to be purchased by the applicable Underwriter will be delivered by the Sellers to the applicable Underwriter (which delivery in the case of the DTC Certificates shall be made through the facilities of DTC) against payment of the purchase price therefor. The Underwriters hereby agree, subject to the terms, conditions and provisions hereof, to purchase from the Sellers the Class A Certificates and the Class M Certificates at the price set forth in the Pricing Agreement of the aggregate initial principal amount of the Class A and Class M Certificates plus accrued interest on such aggregate initial principal amount at the weighted average Initial Remittance Rates from March 15, 1999 to, but not including, the Closing Date. The purchase price shall be paid by the Underwriters by a same day federal funds wire payable to the order of the Sellers. The Offered Certificates will be made available for examination by each Underwriter not later than 10:00 A.M. on the last business day prior to Closing Time.

         (d) The Offered Certificates shall be offered to the public from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale.

         Section 3. COVENANTS OF THE COMPANY AND THE SELLERS. The Company and the Sellers covenant with each of the Underwriters as follows:

         (a) The Sellers will promptly notify the Representative, as representative of the Underwriters, and confirm the notice in writing, (i) of any amendment to the Registration Statement; (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order


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suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose; and (iv) of the receipt by either Seller of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Sellers will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Sellers will give the Representative, as representative of the Underwriters, notice of their intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Sellers propose for use by the Underwriters in connection with the offering of the Offered Certificates which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representative, as representative of the Underwriters, with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and, unless required by law to do so, will not file any such amendment or supplement or use any such prospectus to which the Representative, as representative of the Underwriters, or counsel for the Underwriters shall reasonably object.

         (c) The Sellers will deliver to the Representative, as representative of the Underwriters, as many signed and as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (in each case including exhibits filed therewith) as the Representative may reasonably request.

         (d) The Sellers will furnish to the Representative, as representative of the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Representative, as representative of the Underwriters, may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

         (e) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Sellers will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Sellers will furnish to the Representative,


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as representative of the Underwriters, a reasonable number of copies of such amendment or supplement.

         (f) The Sellers will endeavor, in cooperation with the Representative, as representative of the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative, as representative of the Underwriters may designate; provided, however, that no Seller shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Offered Certificates have been so qualified, each Seller will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date hereof.

         (g) So long as any Offered Certificates shall be outstanding, the Sellers will deliver to the Representative, as representative of the Underwriters, as promptly as practicable, such information concerning the Sellers or the Offered Certificates as the Representative may reasonably request from time to time.

         Section 4. PAYMENT OF EXPENSES. The Sellers will pay all expenses incident to the performance of their obligations under this Agreement, including
(i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto (other than amendments relating to the filing of Computational Materials pursuant to Section 10); (ii) the reproducing of the Basic Documents; (iii) the preparation, printing, issuance and delivery of the certificates for the DTC Certificates to the Underwriters; (iv) the fees and disbursements of (A) the Underwriters' counsel,
(B) KPMG Peat Marwick, accountants for the Company and issuer of the comfort letter, (C) the Trustee and its counsel and (D) DTC in connection with the book-entry registration of the DTC Certificates; (v) the qualification of the Offered Certificates under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vi) the printing (or other reproducing) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto; (vii) the fees charged by each of Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Credit Rating Co. ("Duff & Phelps") for rating the Offered Certificates; and (viii) the reproducing and delivery to the Underwriters of copies of the Blue Sky Survey.

         If this Agreement is terminated by the Representative, as representative of the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i), the Sellers shall reimburse the Underwriters severally for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and

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warranties of the Company and the Sellers herein contained, to the performance by Sellers of their respective obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective and, at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. As of the Closing Time, the Prospectus shall have been filed with the Commission in accordance with Rule 424 of the 1933 Act Regulations.

         (b) At Closing Time, the Representative, as representative of the Underwriters shall have received:

             (i) The favorable opinion, dated as of Closing Time, of Stroock
    & Stroock & Lavan LLP, counsel for the Representative, to the effect that:

                  (A) The Registration Statement is effective under the 1933 Act, and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (B) At the time the Registration Statement became effective, the Registration Statement (other than the financial, numerical, statistical and quantitative information included therein, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations thereunder.

                  (C) The information in the Prospectus under the captions "Description of the Securities" and "The Agreements" and in the Prospectus Supplement under the caption "Description of the Agreement and the Certificates" insofar as they constitute summaries of certain provisions of the Certificates and the Pooling and Servicing Agreement, summarize fairly such provisions.

                  (D) The information in the Prospectus under the captions "Legal Matters," "Federal Income Tax Consequences," "ERISA Considerations," "Certain Legal Aspects of the SBA Loans," and "Legal Investment Considerations," and in the Prospectus Supplement under the captions "Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of federal, New York or California law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by them and is correct in all material respects.

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                 (E) TMSIC is qualified to transact business in, and is
         in good standing under the laws of the jurisdictions listed on Annex A to such opinion. MSNY has been duly incorporated and is validly existing under the laws of the State of New York. Holdings has been duly incorporated and is validly existing and is in good standing under the laws of the State of Delaware.

                 (F) MSNY has the corporate power and authority to execute, deliver and engage in the transactions contemplated by the Pooling and Servicing Agreement, the Underwriting Agreement and the Multi-Party Agreement (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments. Holdings has the corporate power and authority to execute, deliver and engage in the transactions contemplated by the Spread Account Agreement and to perform and observe the terms and conditions of such instrument.

                 (G) The Pooling and Servicing Agreement, the Underwriting Agreement and the Multi-Party Agreement each have been duly authorized, executed and delivered by MSNY, and the Spread Account Agreement has been duly authorized, executed and delivered by Holdings. Assuming due authorization, execution and delivery by the other parties thereto, the Pooling and Servicing Agreement, the Underwriting Agreement, the Spread Account Agreement and the Multi-Party Agreement are legal, valid and binding agreements enforceable in accordance with their respective terms against the applicable Sellers, The Money Store and Holdings, as the case may be, subject (a) to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyances and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

                  (H) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by any Seller of, or compliance by any Seller with, the Pooling and Servicing Agreement, the Underwriting Agreement and the Multi-Party Agreement or, in the case of TMSIC, the Certificates, or the consummation by the Sellers of the transactions contemplated by the Pooling and Servicing Agreement, the Underwriting Agreement and the Multi-Party Agreement, except as may be required under the blue sky laws of any jurisdiction (as to which such counsel has not been asked to provide any opinion and none is expressed) and such other approvals as have been obtained. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by The Money Store of, or compliance by The Money Store with, the Pooling and Servicing Agreement or the Underwriting Agreement, or the consummation by The Money Store of the transactions contemplated thereby, except for such as may be required under the blue sky laws of any jurisdiction (as to which we have not been asked to provide any opinion and none is expressed) and such other approvals as have been obtained. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Holdings of, or compliance by Holdings with, the Spread Account Agreement or the consummation by Holdings of the transactions contemplated thereby.

                  (I) Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Pooling and Servicing Agreement, the Certificates, the Underwriting Agreement and the Multi-Party Agreement, in the case of TMSIC; the Pooling and Servicing Agreement, the Underwriting Agreement and the Multi-Party Agreement in the case of MSNY; the Pooling and Servicing Agreement and the Underwriting Agreement, in the case of The Money Store; and the Spread Account Agreement, in the case of Holdings, conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) the Certificate of Incorporation or By-Laws of MSNY or Holdings, as applicable, (b) the terms of any material indenture or other material agreement or instrument of which counsel has knowledge to which any Seller, The Money Store or Holdings, as applicable, is a party or by which it is bound or to which it is subject or (c) any statute or order, rule, regulation, writ, injunction or decree of which counsel has knowledge of any court, governmental authority or regulatory body to which any Seller is subject or by which it is bound.

                   (J) The sale of the Offered Certificates and the delivery of each SBA Note and Mortgage as and in the manner contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement is sufficient fully to transfer to the Trustee for the benefit of the Certificateholders all right, title and interest of the applicable Seller in and to the Unguaranteed Interest of each SBA Loan, including, without limitation, the right to enforce each such SBA Loan in accordance with its terms to the extent enforceable by the related Seller at the time of such sale and delivery and subject to the provisions of the Multi-Party Agreement. With respect to the transfer of the SBA Loans by the Sellers, such counsel expresses no opinion as to (i) except for transfers by MSNY, whether the laws of the State of New York would apply to the transfer of the related SBA Loans or (ii) the effectiveness of the transfer of the SBA Loans under the laws of the jurisdiction in which TMSIC is located or the jurisdiction in which the SBA Loans were originated or the right of the Trustee to enforce such SBA Loans.

                   (K) The Certificates, assuming due authentication by the Trustee, and delivery and payment therefor pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                   (L) Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a "grantor trust" and not as an association taxable as a corporation. In addition, the Trust Fund will not be subject to New York State income or franchise tax.

                   (M) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended. The Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

         In rendering such opinion, Stroock & Stroock & Lavan LLP may rely on certificates of responsible officers of the Company, the Sellers, the Trustee, and public officials or, as to matters of law other than New York, California or Federal law, on opinions of other counsel (copies of which opinions shall be delivered to you).

             (ii) The favorable opinion, dated as of Closing Time, of special counsel for TMSIC and the Company, in form and substance satisfactory to counsel for the Representative, to the effect that:

                  (A) TMSIC has been duly organized and is validly existing and is in good standing under the laws of the State of New Jersey. The Money Store has been duly organized and is validly existing and is in good standing under the laws of the State of New Jersey.

                  (B) TMSIC has the corporate power, authority and legal right to execute, deliver and engage in the transactions contemplated by the Pooling and Servicing Agreement, the Underwriting Agreement, the Multi-Party Agreement and the Certificates (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments. The Money Store has the corporate power, authority and legal right to execute, deliver and engage in the transactions contemplated by the Pooling and Servicing Agreement and the Underwriting Agreement (and any other documents delivered in connection therewith) and to perform and observe the terms and conditions of such instruments.

                  (C) The Pooling and Servicing Agreement, the Underwriting Agreement, the Multi-Party Agreement and the Certificates each have been duly authorized, executed and delivered by TMSIC; and the Pooling and Servicing agreement and the Underwriting Agreement each have been duly authorized, executed and delivered by The Money Store.

                  (D) Neither the transfer of the Unguaranteed Interests in the SBA Loans to the Trust Fund, the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Pooling and Servicing Agreement, the Certificates, the Underwriting Agreement and the Multi-Party Agreement, in the case of TMSIC, and the Pooling and Servicing Agreement and the Underwriting Agreement, in the case of The Money Store, (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under
         (i) the Certificate of Incorporation or By-Laws of any Seller or The Money Store, as applicable, or (ii) any statute or order, rule, regulation, writ, injunction or, to the best of its knowledge, decree of any court, governmental authority or regulatory body to which TMSIC or The Money Store, as applicable, is subject or to which it is bound.

                  (E) As a matter of law no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance or compliance by TMSIC with the Pooling and Servicing Agreement, the Underwriting Agreement, the Multi-Party Agreement or the Certificates or the consummation by TMSIC of the transactions contemplated by the Pooling and Servicing Agreement and the Underwriting Agreement, the Multi-Party Agreement, except such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by The Money Store of, or compliance by The Money Store with, the Pooling and Servicing Agreement or the Underwriting Agreement, or the consummation by The Money Store of the transactions contemplated thereby, except for such as may be required under the blue sky laws of any jurisdiction and such other approvals as have been obtained.

                  (F) The delivery of each SBA Loan by TMSIC as and in the manner contemplated by the Underwriting Agreement and the Pooling and Servicing Agreement is sufficient fully to transfer to the Trustee for the benefit of the Certificateholders all right, title and interest of TMSIC in and to the Unguaranteed Interest of each such SBA Loan, including, without limitation, the right to enforce each such SBA Loan in accordance with its terms to the extent enforceable by TMSIC at the time of such delivery.

             (iii) The favorable opinion, dated as of Closing Time, of counsel for the SBA, in form and substance satisfactory to counsel for the Representative, to the effect that:

                  (A) the SBA has the full power and authority and the legal right to execute, deliver and perform the Multi-Party Agreement, and all necessary action has been taken by the SBA to authorize the execution, delivery and performance of the Multi-Party Agreement by the SBA. The SBA officers executing and delivering the Multi-Party Agreement have full authority to act on behalf of the SBA. The Multi-Party Agreement has been duly executed and delivered on behalf of the SBA and constitutes the legal, valid and binding obligation of the SBA, enforceable against the SBA in accordance with its terms.

                  (B) The execution, delivery and performance of the Multi-Party Agreement by the SBA will not violate any (i) organizational or governing documents of the SBA, any law, treaty, rule or regulation or a final binding determination of an arbitrator or a determination of a court or other governmental authority (whether such governmental authority is the Federal Government of the United States or any other nation or government, or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government) in each case applicable to or binding upon the SBA or its property or to which the SBA or any of its property is subject or (ii) provision of any security issued by SBA or any agreement, instrument or undertaking to which the SBA is a party or by which the SBA or any of its property is bound.

         In rendering this opinion, such counsel may rely, as to matters of fact, on certificates of responsible officers of the Company, the Sellers, the Trustee, the SBA and public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the SBA.

             (iv) The favorable opinion, dated as of Closing Time, of Winston & Strawn, counsel for the Trustee, in form and substance satisfactory to counsel for the Representative.

             (v) The favorable opinion, dated as of Closing Time, of Bruce Hurwitz, Esq., Managing Attorney for the Company, stating that except as set forth in the Prospectus, there is no action, suit, proceeding or investigation pending or, to the best of his knowledge, threatened against either Seller which, in his judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operation, financial condition, properties or assets of any Seller or in any material impairment of the right or ability of any Seller to carry on its business substantially as now conducted or in any material liability on the part of any Seller or which would draw into question the validity of the Certificates, the Pooling and Servicing Agreement, the Underwriting Agreement or the Multi-Party Agreement or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of any Seller (including TMSIC in its capacity as Servicer) to perform under the terms of the Underwriting Agreement, the Pooling and Servicing Agreement or the Multi-Party Agreement or, in the case of TMSIC, the Certificates.

         In giving its opinion required by subsection (b)(i) of this Section, Stroock & Stroock & Lavan LLP shall additionally state that nothing has come to its attention that has caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Representative, as representative of the Underwriters, by the Company for use in connection with the offering of the Certificates which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Representative, as representative of the Underwriters, for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial, numerical, statistical and quantitative information contained therein as to which such counsel need express no view).

                  (c) At Closing Time the Representative, as representative of the Underwriters, shall have received from Stroock & Stroock & Lavan LLP, counsel for the Underwriters, a letter, dated as of Closing Time, authorizing the Representative, as representative, of the Underwriters, to rely upon each opinion delivered by Stroock & Stroock & Lavan LLP to each of Moody's and Duff & Phelps in connection with the issuance of the Certificates as though each such opinion was addressed to the Representative, as representative of the Underwriters, and attaching a copy of each such opinion.

                  (d) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of any Seller and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate signed by one or more duly authorized officers of each Seller, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time; (iii) each of the Sellers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                  (e) At or prior to the delivery of the Prospectus Supplement, the Representative, as representative of the Underwriters, shall have received from KPMG Peat Marwick a letter dated as of such date and in form and substance satisfactory to the Representative, as representative of the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to (i) certain amounts, percentages and financial information relating to the Servicer's servicing portfolio which are included in the Prospectus Supplement and which are specified by the Representative, as representative of the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of such Seller identified in such letter and (ii) certain information regarding the SBA Loans and the SBA Files which are specified by the Representative, as representative of the Underwriters, and contained in the Prospectus Supplement and setting forth the results of such specified procedures.

                  (f) At Closing Time, the Representative, as representative of the Underwriters, shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated as of Closing Time, as to the due acceptance of the Pooling and Servicing Agreement by the Trustee and the due authentication of the Certificates by the Trustee and such other matters as the Representative, as representative of the Underwriters, shall request.

                  (g) At Closing Time, the Representative, as representative of the Underwriters, shall have received a certificate signed by one or more duly authorized officers of each of the Sellers, dated as of Closing Time to the effect that:

                           (i) the representations and warranties of each Seller
                  in the Pooling and Servicing Agreement are true and correct in all material respects at and on the Closing Date, with the same effect as if made on the Closing Date;

                           (ii) each Seller has complied with all the agreements
                  and satisfied all the conditions on its part to be performed or satisfied in connection with the sale and delivery of the Offered Certificates;

                           (iii) all statements and information contained in the
                  Prospectus Supplement under the captions "The Sellers," "The SBA Loan Pool" and "The SBA Loan Program," are true and accurate in all material respects and nothing has come to such officer's attention that would lead him to believe that any of the specified sections contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information therein, in the light of the circumstances under which they were made, not misleading;

                           (iv) the information set forth in the SBA Loan
                  Schedule required to be furnished pursuant to the Pooling and Servicing Agreement is true and correct in all material respects;

                           (v) the copies of the Charter and By-Laws of each
                  Seller attached to such certificate are true and correct and, are in full force and effect on the date thereof;

                           (vi) except as may otherwise be disclosed in the
                  Prospectus, there are no actions, suits or proceedings pending (nor, to the best knowledge of such officers, are any actions, suits or proceedings threatened), against or affecting either Seller which if adversely determined, individually or in the aggregate, would adversely affect the Sellers' obligations under the Pooling and Servicing Agreement, the Pricing Agreement, this Agreement or, with respect to TMSIC and MSNY, the Multi-Party Agreement;

                           (vii) each person who, as an officer or
                  representative of any Seller signed (a) this Agreement, (b) the Pooling and Servicing Agreement, (c) the Certificates issued thereunder, (d) the Multi-Party Agreement (e) the Pricing Agreement or (f) any other document delivered prior hereto or on the date hereof in connection with the purchase described in this Agreement and the Pooling and Servicing Agreement, was, at the respective times of such signing and delivery, and is now duly elected or appointed, qualified and acting as such officer or representative;

                           (viii) except as otherwise set forth in the Pooling
                  and Servicing Agreement, each of the SBA Loans referred to in the Pooling and Servicing Agreement was originated by one of the Sellers;

                           (ix) a certified true copy of the resolutions of the
                  board of directors of each Seller with respect to the sale of the Certificates subject to this Agreement and the Pooling and Servicing Agreement, which resolutions have not been amended and remain in full force and effect;

                           (x) all payments received with respect to the
                  Unguaranteed Interests after the Cut-Off Date have been deposited in the Principal and Interest Account, and are, as of the Closing Date, in the Principal and Interest Account;

                                    (xi) Each Seller has complied with all the
                  agreements and satisfied all the conditions on its part to be performed or satisfied in connection with the issuance, sale and delivery of the SBA Loans and the Certificates;

                                   (xii) all statements contained in the
                  Prospectus with respect to the Company and the Sellers are true and accurate in all material respects and nothing has come to such officer's attention that would lead such officer to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact;

                  (h) At Closing Time, the Class A Certificates shall have been rated "Aaa" by Moody's and "AAA" by Duff & Phelps and the Class M Certificates shall have been rated "A2" by Moody's and "A" by Duff & Phelps.

                  (i) At Closing Time, the Representative, as representative of the Underwriters, shall have received a copy of the Spread Account Agreement, duly executed and delivered by the parties thereto, accompanied by an opinion of counsel relating to the due incorporation, valid existence and good standing of the Spread Account Depositor, the corporate power and authority of the Spread Account Depositor to own its assets, conduct its business and perform its obligations under the Spread Account Agreement, and the due execution and binding nature of the Spread Account Agreement with respect to the Spread Account Depositor's organizational documents, law and the Spread Account Depositor's other agreements, all in customary form..

                  (j) At Closing Time, counsel for the Representative shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and delivery of the Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to the Representative, as representative of the Underwriters, and counsel for the Representative.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative, as representative of the Underwriters, by notice to the Sellers at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 6. INDEMNIFICATION.

         (a) The Company and the Sellers jointly and severally agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of each Seller; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission described in clause (i) above, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

         provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information referred to in clauses (x),
(y) and (z) of the immediately following paragraph; provided, further, such indemnity with respect to the Prospectus or any preliminary prospectus shall not inure to the benefit of any Underwriter (or person controlling such Underwriter) from whom the person suffering any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person did not receive a copy of the Prospectus at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in the Prospectus or any preliminary prospectus was corrected in the Prospectus.

         (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and the Sellers their directors, each of the Company's and Sellers' officers who signed the Registration Statement, and each person, if any, who controls the Company or either Seller within the meaning of
Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, contained in (x) the second paragraph from the bottom on the cover page of the Prospectus (or any amendment or supplement thereto), and (y) any Computational Materials, except to the extent of any errors in the Computational Materials that are caused by errors in the pool information provided by the Company to the applicable Underwriter. The parties hereto agree that no Underwriter shall be under any liability to the Company or the Sellers or any other person identified in this paragraph (b) for Computational Materials prepared by any other Underwriter.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise than under this Section
6. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for any legal or other expenses other than the reasonable costs of investigation subsequently incurred in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

                  Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Sellers jointly and severally, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Sellers jointly and severally, on the one hand, and the Underwriters, on the other hand, as incurred, in such proportions that each Underwriter is responsible for that portion represented by the difference between the purchase price paid by such Underwriter allocated to the principal amount of Offered Certificates set forth next to such Underwriter's name on Exhibit B hereto and the price at which such Underwriter sold the Offered Certificates to the public (or, with respect to Computational Materials furnished by an Underwriter, the excess of the principal amount of the Offered Certificates set forth next to such Underwriters name on Exhibit B hereto over the difference between the purchase price paid by such Underwriter allocated to the principal amount of Offered Certificates and the price at which such Underwriter sold the Offered Certificates to the public); and the Company and the Sellers shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates set forth next to such Underwriters name on Exhibit B hereto underwritten by such Underwriter and distributed to the public exceeds the amount of any damages such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter and each respective director of the Sellers, each officer of the Sellers who signed the Registration Statement, and each respective person, if any, who controls the Sellers within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Sellers.

         Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company and the Sellers submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any of the Underwriters or any controlling person thereof, or by or on behalf of the Sellers, and shall survive delivery of any of the Offered Certificates to any of the Underwriters.

         Section 9. TERMINATION OF AGREEMENT.

         (a) The Representative, as representative of the Underwriters, may terminate this Agreement, by notice to the Company and the Sellers, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus, any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or the Sellers considered as one entity which, in the reasonable judgment of the Representative, as representative of the Underwriters, materially impairs the investment quality of the Offered Certificates; (ii) if there has occurred any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or by any governmental authority; (iii) if any banking moratorium has been declared by Federal or New York authorities; or (iv) if there has occurred any outbreak or escalation of major hostilities in which the United States of America is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the Underwriter's judgment, the effects of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Certificates.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 10. DEFAULT BY ONE OF THE UNDERWRITERS. If either of the Underwriters shall fail at Closing Time to purchase the Offered Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), the other Underwriter (the "Non-Defaulting Underwriter") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Certificates upon the terms herein set forth; if, however, the Non-Defaulting Underwriter shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriter or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         Section 11. COMPUTATIONAL MATERIALS. (a) It is understood that either Underwriter may prepare and provide to prospective investors certain Computational Materials (as defined below) in connection with the Company's offering of the Offered Certificates, subject to the following conditions:

         (i) Each Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters").

         (ii) As used herein, "Computational Materials" shall have the meaning given such term and the term "ABS Term Sheets" in the Kidder/PSA Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of an Underwriter.

         (iii) Each Underwriter shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by such Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 10(b), copies of all Computational Materials that are to be filed with the Commission pursuant to the Kidder/PSA Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form. All Computational Materials described in this subsection (a)(iii) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

         (iv) If an Underwriter does not provide any Computational Materials to the Company pursuant to subsection (a)(iii) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letters.

         (v) In the event of any delay in the delivery by any Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (a)(iii) above, the Company shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with is agreement set forth in Section 10(b) to file the Computational Materials by the time specified therein.

         (b) The Company shall file the Computational Materials (if any) provided to it by each Underwriter under Section 10(a)(iii) with the Commission pursuant to a Current Report on Form 8-K no later than 10:00 a.m. on the date required pursuant to the Kidder/PSA Letters.

         Section 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to First Union Capital Markets Corp., as Representative of the Underwriters, One First Union Center, 301 S. College Street, DC-8, Charlotte, NC 28288-0600, Attention: Patrick J. Tadie (fax (704) 383-6382); and notices to the Company or any Seller shall be directed to it at 707 3rd Street, West Sacramento, CA 95606, Attention: Executive Vice President (Fax (916) 617-2690).

         Section 13. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Sellers and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Originators and their respective successors and the controlling persons and officers and directors referred to in Section 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Sellers and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase. The Company and the Sellers shall be jointly and severally liable for all obligations incurred under this Agreement and the Pricing Agreement.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK TIME.

         Section 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Sellers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between each of the Underwriters, the Sellers and the Company in accordance with its terms.

                                        Very truly yours,

                                        THE MONEY STORE
                                        INVESTMENT CORPORATION


                                        By:  /s/ Arthur Lyon
                                           ---------------------------
                                        Name:  Arthur Lyon
                                        Title: Senior Vice President

                                        THE MONEY STORE OF NEW YORK, INC.



                                        By:  /s/ Arthur Lyon
                                           ---------------------------
                                        Name:  Arthur Lyon
                                        Title: Senior Vice President

                                        THE MONEY STORE INC.


                                        By:  /s/ Arthur Lyon
                                           ---------------------------
                                        Name:  Arthur Lyon
                                        Title: Senior Vice President


CONFIRMED AND ACCEPTED, as of the
date first above written:

FIRST UNION CAPITAL MARKETS CORP.


By: /s/ Wheat McDowell
   ------------------------------
Name:   Wheat McDowell
Title:  Vice President-
        Debt Syndicate


Acting on behalf of themselves
and as the representative of the
Underwriters of the Offered Certificates

                                                                       Exhibit A

                                   $96,900,000
                              THE MONEY STORE INC.

          The Money Store SBA Loan-Backed Adjustable Rate Certificates,
                             Series 1999-1, Class A
                                   and Class M


                                PRICING AGREEMENT



                                                                  March 26, 1999



First Union Capital Markets, Corp.,
 as Representative of the Underwriters
One First Union Center
301 S. College Street, DC-8
Charlotte, NC 28288-0600


Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated March 26, 1999 (the "Underwriting Agreement"), relating to approximately $96,900,000, aggregate principal amount of The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1999-1, Class A and Class M (collectively, the "Offered Certificates"). The approximate initial principal amount of Class A and Class M Certificates shall be $94,012,000 and $2,888,000, respectively.

         Pursuant to Section 2 of the Underwriting Agreement, The Money Store Investment Corporation and The Money Store of New York, Inc. (collectively the "Sellers") agree with First Union Capital Markets Corp., as representative of the Underwriters (the "Representative") as follows:

                  1. The Initial Remittance Rates on the Class A Certificates and Class M Certificates shall be 5.550% and 6.070%, respectively, per annum. Thereafter, the Class A Certificates and the Class M Certificates shall bear interest as set forth in the Pooling and Servicing Agreement.

                  2. The Underwriters shall purchase the Class A and Class M Certificates for a price equal to 99.60527834% of the aggregate initial principal amount of the Class A and Class M Certificates, plus accrued interest on such aggregate initial principal amount at the weighted average Initial Remittance Rates from March 15, 1999 to but not including the Closing Date. The Class A and Class M Certificates shall be offered by the Underwriters to the public from time to time in negotiated transactions to be determined at the time of sale.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Sellers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between each of the Underwriters and the Sellers in accordance with its terms.

                                            Very truly yours,

                                            THE MONEY STORE
                                            INVESTMENT CORPORATION


                                            By: /s/ Arthur Lyon
                                               -------------------------------
                                            Name:   Arthur Lyon
                                            Title:  Senior Vice President



                                            THE MONEY STORE OF NEW YORK, INC.


                                            By: /s/ Arthur Lyon
                                               -------------------------------
                                            Name:   Arthur Lyon
                                            Title:  Senior Vice President


CONFIRMED AND ACCEPTED, as of
the date first above written:

FIRST UNION CAPITAL MARKETS CORP.,



By: /s/ Wheat McDowell
   -------------------------------
Name:   Wheat McDowell
Title:  Vice President-
        Debt Syndicate

Acting on behalf of themselves and as the representative of the Underwriters of the Offered Certificates.

                                    EXHIBIT B







                                   First Union Capital         Prudential Securities
CERTIFICATES                          MARKETS CORP.                INCORPORATED                     TOTAL
------------                       -------------------         ----------------------               -----
Class A                                 $47,006,000                   $47,006,000                  $94,012,000

Class M                                  $1,444,000                    $1,444,000                   $2,888,000

TOTAL                                   $48,450,000                   $48,450,000                  $96,900,000
